UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2016

ADTRAN, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24612	63-0918200
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

901 Explorer Boulevard, Huntsville, Alabama 35806-2807

(Address of principal executive offices, including zip code)

(256) 963-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2016, the Board of Directors appointed Jacqueline (Jackie) Hourigan Rice as a director to serve until the 2017 Annual Meeting of Stockholders, filling the seat of retiring board member Roy Nichols, who has served as a member of ADTRAN’s Board of Directors since 1994. At the time of his retirement, Mr. Nichols was a member of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors, and will transition to director emeritus. The Board of Directors has appointed Ms. Rice to serve on the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors.

In connection with her appointment to the Board of Directors, Ms. Rice will be eligible to receive ADTRAN’s standard annual compensation for non-employee directors, as has been previously disclosed. Accordingly, Ms. Rice will be entitled to an annual payment for her services as a member of the Board of Directors, reimbursement for certain expenses and participation in the 2010 Directors Stock Option Plan.

There are no arrangements or understandings between Ms. Rice and any other persons pursuant to which Ms. Rice was named a director of ADTRAN. There have been no transactions since the beginning of ADTRAN’s last fiscal year, and there are no currently proposed transactions, in which ADTRAN was or is to be a participant and in which Ms. Rice or any member of her immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

A copy of ADTRAN’s press release announcing such appointment is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 17, 2016

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on August 17, 2016.

ADTRAN, Inc. (Registrant)

By:	/s/ Roger D. Shannon
Roger D. Shannon Senior Vice President of Finance, Chief Financial Officer, Corporate Secretary and Treasurer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 17, 2016